Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
ConAgra Foods, Inc.:
          We consent to the incorporation by reference in the registration statement No. 333-155665 on Form S-3 and registration statements Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061, 33-37293, 333-00997, 333-137739, 333-162180, 333-162137, and 333-162136 on Form S-8 of ConAgra Foods, Inc. and subsidiaries (the Company) of our reports dated July 19, 2011, with respect to the consolidated balance sheets of the Company as of May 29, 2011 and May 30, 2010, and the related consolidated statements of earnings, comprehensive income, common stockholders’ equity, and cash flows for each of the years in the three-year period ended May 29, 2011, the related consolidated financial statement schedule for each of the years in the three-year period ended May 29, 2011, and the effectiveness of internal control over financial reporting as of May 29, 2011, which reports appear in the Annual Report on Form 10-K of ConAgra Foods, Inc. for the fiscal year ended May 29, 2011.
/s/ KPMG LLP
Omaha, Nebraska
July 19, 2011